                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                          RATIONAL SOFTWARE CORPORATION
             (Exact name of Registrant as specified in its charter)

                  Delaware                             54-1217099
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)            Identification Number)

                            2800 San Tomas Expressway
                       Santa Clara, California 95051-0951
                                 (408) 496-3600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  PAUL D. LEVY
                                    PRESIDENT
                          RATIONAL SOFTWARE CORPORATION
                            2800 SAN TOMAS EXPRESSWAY
                       SANTA CLARA, CALIFORNIA 95051-0951
                                 (408) 496-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             FRANCIS S. CURRIE, ESQ.
                              CRAIG H. FACTOR, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] ______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of Each Class of Securities            Amount to be          Proposed Maximum       Proposed Maximum         Amount of
            to be Registered                   Registered(1)           Offering Price       Aggregate Offering     Registration Fee
                                                                        Per Share(1)             Price(1)
====================================================================================================================================
Common Stock                                  476,272 shares               $42.0625              $20,033,191         $6,908
====================================================================================================================================

    (1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 24, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                 476,272 SHARES

                          RATIONAL SOFTWARE CORPORATION

                                  COMMON STOCK

All of the shares of Common Stock offered hereby are being sold by a selling stockholder, Ivar Jacobson (the "Selling Stockholder"). Such shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such shares. The Common Stock of Rational Software Corporation (the "Company") is quoted on the National Association of Securities Dealers' Automated Quotation System ("Nasdaq") National Market System ("NMS") under the symbol "RATL." The shares of Common Stock offered hereby will be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On July 29, 1996, the closing price of the Common Stock on the Nasdaq NMS was $46 5/8.

The shares of Common Stock offered hereby were issued by the Company in connection with its acquisition of Objectory AB ("Objectory"). The shares of Common Stock offered hereby represent approximately 2.8 percent of the Company's currently outstanding Common Stock.

                      SEE "RISK FACTORS" COMMENCING ON PAGE
                4 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT
                       SHOULD BE CONSIDERED IN CONNECTION
             WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS _______, 1996.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance in which a copy of such contract is filed as an exhibit to the Registration Statement, reference is made to such copy, and each such statement shall be deemed qualified in all respects by such reference. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth below.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street. N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on July 23, 1996.

         (b) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on May 14, 1984, as amended by Amendment No. 1 on Form 8-A/A filed with the Commission on May 25, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act following the date of this Prospectus and prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), upon written or oral request to Robert T. Bond, Senior Vice President, Chief Operating Officer, Chief Financial Officer and Secretary, Rational Software Corporation, 2800 San Tomas Expressway, Santa Clara, California 95051-0951; telephone number
(408) 496-3600.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Rational(R), Rational Rose(R), Verdix(R), VADS(R), Rational Rose/C++ and Rational Apex are trademarks of the Company. This Prospectus also includes other trademarks of companies other than the Company.

                                   THE COMPANY

         The principal executive offices of the Company are located at 2800 San Tomas Expressway, Santa Clara, California 95051-0951 and its telephone number is
(408) 496-3600. In this Prospectus, the term "Rational" or the "Company" refers to Rational Software Corporation, a Delaware corporation, its predecessors and its subsidiaries, unless the context otherwise requires.

                                  RISK FACTORS

         Investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the shares of Common Stock offered hereby. The information contained herein and in documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Actual results of the Company could differ materially from those projected in the forward-looking statements. Additional information concerning factors which could cause actual results to differ materially from those in the forward-looking statements are set forth below in "Risk Factors."

NEED FOR MARKET ACCEPTANCE OF OBJECT-ORIENTED TECHNOLOGY

         The Company's product lines are designed for use in object modeling of business processes, business objects, and software systems and in the day-to-day development of software by teams of developers. The Company's financial performance will depend in part upon continued growth in the object-oriented technology market and the development of industry standards that the Company's products address.

RAPID TECHNOLOGICAL CHANGE

         The software-engineering tools market is highly competitive and rapidly changing. The Company believes that the increased level of competition it has observed in fiscal 1996 will continue to increase. New competition is expected to continue to enter the market. Competitors may be experienced either in the development of software-engineering tools or in database and software-development products. Competitors may have larger technical staffs, more established distribution channels, and more financial resources than the Company.

EXPANSION OF PRODUCT LINES

         The Company believes that its continued success will depend in part on its ability to provide an integrated line of software application development tools that support software development for a number of application construction technologies, including the enhancement of current products and development and introduction of new products. The Company also believes its continued success will become increasingly dependent on its ability to support the Microsoft platform, including Windows NT. The Company believes that it will be particularly important to successfully develop and market a broader line of products for C++, Visual Basic, Java, and other application construction technologies in order to be successful in its efforts to reach broader markets and to further increase the value of its share in the aerospace/defense market segment.

MANAGEMENT OF THE COMPANY

         The Company is experiencing a period of aggressive product introductions that has placed, and may continue to place, a significant strain on its resources, including its personnel. Projects such as the expansion of the Company's C++ product line, additional product development and product introductions, or acquisitions of other technologies or companies, such as the recent acquisition of Objectory AB, when added to the day-to-day activities of the Company, will place a further strain on the Company's resources and personnel. The Company believes that the hiring and retaining of qualified individuals at all levels in the Company is essential to the Company's ability to manage growth successfully.

COMPETITION

         The marketplace for software engineering tools is intensely competitive. Given the breadth of the Company's product lines, each element faces competition from one or more sources. Rational faces competition from software development tools and processes developed internally by customers, including ad hoc integrations of numerous stand-alone development tools. The Company faces competition from Platinum Technology, Intersolv Inc., Cayenne

Software, and numerous private companies offering CASE tools that compete with the Rational Rose approach to object-oriented development.

         Rational Apex C/C++ faces competition from major UNIX platform vendors, such as Sun Microsystems, Incorporated, Hewlett-Packard Co., International Business Machines Corporation ("IBM"), and Digital Equipment Corporation, which have compilers and debuggers and, in some cases, limited programming environments for their platforms. In addition, numerous privately-held companies offer compilers, debuggers and programming environments which compete with Rational Apex C/C++. Rational Apex Ada faces competition primarily from numerous private companies offering compilers and debuggers coupled with configuration management systems, and to a lesser extent from Sun Microsystems, Silicon Graphics, and Digital Equipment Corporation, all of which offer Ada compilers and debuggers for their platforms.

         Rational's VADS product line faces competition from Wind River Systems, ISI, Mentor Graphics' Microtec Research Incorporated, Green Hills Software, Inc. and numerous private companies offering compilers, debuggers, embedded system cross-compilers, and related tools for multiple languages.

         The Company believes that the major competitive factors in its markets are corporate and product reputation, breadth of coverage by an integrated product line, product architecture, functionality and features, product quality, performance, ease of use, quality of support, availability of technical consulting services, and price. Rational believes that its combination of a tightly integrated family of tools and its emphasis on controlled iterative development, graphical object modeling, and an architectural approach to software reuse, coupled with its extensive major-account sales and technical consulting service organization, are effective selling tools. However, the Company believes it must continue to introduce enhancements to its existing products, new products, and new services in a timely manner in order to remain competitive. Rational believes that it will be particularly important to successfully develop and market a broader line of C++, Java, and Visual Basic products to successfully reach broader markets and further reduce its dependence on the aerospace and defense markets. Even if the Company introduces new and enhanced products, it may not be able to compete effectively because of the significantly larger resources available to many of its competitors. Rational expects competition from existing and additional competitors to increase as the use of advanced programming practices and tools that support them become more widely accepted. There can be no assurance that any given programming language or application construction tool for which the Company develops and markets products will continue to be accepted or widely used. There can be no assurance that the Company will be able to compete successfully or that competition will not have a material adverse effect on the Company's business, operating results and financial condition.

FLUCTUATIONS IN OPERATING RESULTS

         Historically, the Company has operated with little backlog because software products are generally shipped as orders are received. As a result, revenue in any quarter is substantially dependent on orders booked and shipped in that quarter.

         Revenue is difficult to forecast due to the fact that the Company's sales cycle, from initial evaluation to purchase, varies substantially from customer to customer. Because the Company's staffing and operating expenses are based on anticipated revenue levels and because a high percentage of the Company's costs are fixed, small variations in the timing of the recognition of specific revenues could cause significant variations in operating results from quarter to quarter.

         The Company's planned revenues for fiscal 1997 include sales of new products that are scheduled to ship for the first time during the period. Delay in the start of shipment of the Company's new products would have an adverse effect on the Company's gross profit and operating income. The Company attempts to make adequate allowances in its new product release schedules for both internal and beta-site testing of product performance. Because of the complexity of the Company's products, however, the release of new products may be postponed should test results indicate the need for substantial redesign and retesting or should the Company elect to add product enhancements in response to beta customer feedback. The Company's sales remain sensitive to its existing and prospective customers' budgeting practices, to the continuing Department of Defense support of the Ada programming language, and to potential cutbacks in defense spending in response to economic conditions.

         The growth in revenues and operating income (exclusive of nonrecurring operating and merger-related expenses) experienced by the Company in recent quarters is not necessarily indicative of future results and period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. Fluctuations in operating results may also result in volatility in the price of the Company's common stock.

POSSIBLE VOLATILITY OF STOCK PRICE

         The market price of the Company's Common Stock has been, and is likely to continue to be, volatile. Factors such as new product announcements or changes in product pricing policies by the Company or its competitors, quarterly fluctuations in the Company's operating results, announcements of technical innovations, changes in earnings estimates by analysts and general conditions in the object-oriented software market, among other factors, may have a significant impact on the market price of the Company's Common Stock. In addition, in recent years the stock market in general, and the shares of technology companies in particular, have experienced extreme price fluctuations. This volatility has had a substantial effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

DEPENDENCE ON SALES FORCE AND HIGHLY TRAINED TECHNICAL PERSONNEL

         The Company currently distributes its products primarily through field sales personnel teamed with highly trained technical consulting and support personnel. The Company believes that a high level of technical consulting, training, and customer support is essential to maintaining its competitive position, and it has found that the ability to deliver a high level of technical consulting, training, and customer support is an important selling point with respect to its products. While complementary to the Company's products, services have historically yielded lower margins for the Company than its products business. To the extent that services constitute a higher proportion of total revenues in the future, the Company's margins will be adversely affected.

FUTURE ACQUISITIONS

         Future acquisitions by the Company may result in the diversion of management's attention from day-to-day operations of the Company's business and may include numerous other risks, including difficulties in the integration of the operations, products, and personnel of the acquired companies. Although there are currently no commitments with respect to any particular acquisition, Company management frequently evaluates the strategic opportunities available to it and may in the near-term or long-term future pursue acquisitions of products, technologies, or businesses.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent upon the efforts and abilities of a number of key management, sales, product development, support, and technical personnel. The success of the Company depends to a large extent upon its ability to retain and continue to attract key employees. The rate at which the Company can attract and retain highly trained technical personnel that are integral to its direct sales teams may limit the rate at which the Company can increase sales.

RISKS ASSOCIATED WITH INTERNATIONAL SALES

         International sales currently account for approximately one third of the Company's revenues, and the Company expects that international sales will continue to account for a significant portion of revenues in future periods. International sales are subject to inherent risks, including unexpected changes in regulatory requirements and tariffs, difficulties in staffing and managing foreign operations, longer payment cycles, greater difficulty in accounts receivable collection, potentially adverse tax consequences, price controls or other restrictions on foreign currency, and difficulties in obtaining export and import licenses. Any material adverse effect on the Company's international business would be likely to materially and adversely affect the Company's business, operating results, and financial condition as a whole. The Company's international sales are generally denominated in foreign currencies. The Company attempts to limit its exposure to fluctuations in foreign currencies from time to time by utilizing a hedging strategy. Gains and losses on the conversion of foreign payments into U.S. dollars may contribute to fluctuations in the Company's results of operations. Although the Company has not experienced any material adverse impact to date from the fluctuations in foreign currencies, there can be no assurance that the Company will not experience a material adverse impact on its financial condition and results of operations from fluctuations in foreign currencies in the future.

LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         The Company regards its software as proprietary and attempts to protect it with a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements, and other methods of protection. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of the Company's products or reverse engineer or obtain and use information the Company regards as proprietary. The Company's software products are generally licensed to end users on a "right to use" basis pursuant to a perpetual license. Certain license provisions protecting against unauthorized use, copying, transfer, and disclosure of the licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries.

SHARES ELIGIBLE FOR FUTURE SALE

         Substantially all of the Company's Common Stock outstanding is freely tradable. Sales of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock.

                               SELLING STOCKHOLDER

         The Selling Stockholder acquired beneficial ownership of the shares of Common Stock offered hereby (the "Shares") in connection with the Company's acquisition of Objectory which concluded January 24, 1996, in which Usecase Engineering S.A., a Luxembourg corporation beneficially owned by the Selling Stockholder, ("Usecase") exchanged its Objectory securities, which constituted 46% of the outstanding stock of Objectory, for Common Stock of the Company. The Shares were subsequently transferred from Usecase to the Selling Stockholder. The Selling Stockholder was the Vice President of Technology of Objectory from 1991 to 1995 and has been Vice President, Business Engineering of the Company since October 24, 1995.

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of July 30, 1996 by the Selling Stockholder (without regard to shares sold by such person pursuant to this Prospectus). The following table assumes the Selling Stockholder sells all of the shares offered hereby. The Company is unable to determine the exact number of shares that will actually be sold.

                                                   SHARES BENEFICIALLY OWNED
                                                       PRIOR TO OFFERING           SHARES      SHARES BENEFICIALLY
                                                   -------------------------        BEING             OWNED
                      NAME                           NUMBER         PERCENT        OFFERED        AFTER OFFERING
- ----------------------------------------------     ---------        -------        -------     -------------------

Ivar Jacobson                                       476,272           2.8%         476,272               0

                              PLAN OF DISTRIBUTION

         In connection with the Company's acquisition of Objectory, the Company entered into a Registration Rights Agreement with Usecase (the "Agreement"). Usecase's registration rights pursuant to the Agreement were subsequently transferred to the Selling Stockholder. The Registration Statement of which this Prospectus forms a part has been filed pursuant to the Agreement. To the Company's knowledge, the Selling Stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares offered hereby, nor does the Company know the identify of the brokers or market makers which will participate in the offering.

         The Selling Stockholder's shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder plans to sell the shares of Common Stock offered hereby only in brokers' transactions, as defined in Rule 144 promulgated under the Securities Act. In general, brokers' transactions are ones in which the broker merely executes the sell order, receives no more than the customary commission and does not solicit orders to buy the shares. No assurances can be given that the Selling Stockholder will sell any of the shares that are subject to this Prospectus or that the Selling Stockholder will not sell such shares in a private transaction or other transaction that is exempt from the registration requirements of the Securities Act. The Company has been advised by the Selling Stockholder that he has not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of shares. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

         In offering the shares, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholder and the compensation of each broker-dealer may be deemed to be underwriting discounts and commissions.

         The Selling Stockholder has advised the Company that, during such time as he may be engaged in a distribution of the shares of Common Stock included herein, he will comply with Rules 10b-6 and 10b-7 under the Exchange Act and, in connection therewith, the Selling Stockholder has agreed not to engage in any stabilization activity in connection with any securities of the Company, to furnish copies of this Prospectus to each broker-dealer through which the shares of Common Stock included herein may be offered, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under the Exchange Act. The Selling Stockholder has also agreed to inform the Company and broker-dealers through whom sales may be made hereunder when the distribution of the shares is completed.

         Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 under the Exchange Act governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

         The Selling Stockholder may not sell any of the shares of Common Stock offered hereby without first submitting a written notice to the Company (the "Notice of Resale"). The Company must notify the Selling Stockholder as soon as practicable, but in no event more than five business days after receipt of the Notice of Resale whether it believes this Prospectus is current (with the Company using the five business day period to supplement this Prospectus or make an appropriate filing under the Exchange Act) or should be amended prior to use in connection with such sale (with the Company amending the Registration Statement as soon as practicable). Once the Company has notified the Selling Stockholder that this Prospectus is available to use, the Selling Stockholder will have up to 60 days within which to sell shares of Common Stock subject to compliance with the Company's policies applicable to executive officers of the Company, including recommended trading windows.

         This offering will terminate as to the Selling Stockholder on the earlier of ___________, 1996, which is sixty days after the commencement of this offering, or the date on which all shares offered hereby have been sold by the Selling Stockholder. There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock offered hereby.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050. Those members of Wilson Sonsini Goodrich & Rosati, P.C., who work with the Company own no shares of the Company's Common Stock.

                                     EXPERTS

         The consolidated financial statements of Rational Software Corporation incorporated by reference in Rational Software Corporation's Annual Report on Form 10-K for the year ended March 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          RATIONAL SOFTWARE CORPORATION

                                476,272 SHARES OF

                                  COMMON STOCK

                                   PROSPECTUS

                                     PART 11

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

         Securities and Exchange Commission registration fee ........ $6,908
         Accounting fees and expenses ...............................  4,000
         Legal fees and expenses .................................... 15,000
         Miscellaneous ..............................................  2,500
                                                                     _______
                Total .............................................. $28,408
                                                                     =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Paragraph 7 of the Company's Amended Certificate of Incorporation (Exhibits 4.01-4.06 hereto) and Article VI of the Company's Bylaws (Exhibit 4.07 hereto) provide for indemnification of the Company's directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference herein:

                EXHIBIT                     EXHIBIT TITLE
                 NUMBER                     -------------
                -------
                  2.01 Reorganization Agreement among Verdix Corporation, Rational Acquisition Corporation, and Rational, dated December 15, 1993, is incorporated herein by reference to Appendix A filed with the Company's Registration Statement on Form S-4, dated February 25, 1994 (Registration No. 33-75724).

                  2.02 Share Purchase Agreement between Telefonaktiebolaget LM Ericsson (publ.) and Rational Software Corporation, dated September 26, 1995, is incorporated herein by reference to Exhibit 2 filed with the Company's Form 8-K Current Report dated October 9, 1995 (File No. 0-12167) ("October 1995 8-K").

                  2.03 Share Option Agreement between Usecase Engineering S.A. and Rational Software Corporation, dated October 9, 1995, is incorporated herein by reference to Exhibit 3 filed with the Company's October 1995 8-K.

                  4.01 Certificate of Incorporation of the Company, dated July 28, 1982, is incorporated herein by reference to
                         Exhibit 3.0 filed with the Company's Form 10-K Annual Report for the fiscal year ended March 31, 1993 (File No. 0-12167) ("1993 10-K").

                  4.02 Amendment to the Certificate of Incorporation of the Company, dated March 25, 1987, is incorporated herein by reference to Exhibit 3.0 filed with the 1993 10-K.

                  4.03 Amendment to the Certificate of Incorporation of the Company, dated October 1, 1992, is incorporated herein by reference to Exhibit 3.1 filed with the 1993 10-K.

                  4.04 Amendment to the Certificate of Incorporation of the Company, dated March 30, 1994, is incorporated herein by reference to Exhibit 3.3 filed with the Company's Form 10-K Annual Report for the fiscal year ended March 31, 1994 (File No. 0-12167) ("1994 10-K").

                EXHIBIT                     EXHIBIT TITLE
                 NUMBER                     -------------
                -------

                  4.05 Amendment to the Certificate of Incorporation of the Company, dated August 24, 1994, is incorporated herein by reference to Exhibit 3.4 filed with the Company's Form 10-K Annual Report for the fiscal year ended March 31, 1996 (File No. 0-12167) ("1996 10-K").

                  4.06 Amendment to the Certificate of Incorporation of the Company, dated May 22, 1995, is incorporated herein by reference to Exhibit 3.5 filed with the 1996 10-K.

                  4.07 Bylaws of the Company as most recently amended are incorporated herein by reference to Exhibit 3.9 filed with the 1996 10-K.

                  4.08 Specimen of Common Stock Certificate is incorporated herein by reference to Exhibit 4.06 filed with the Company's Amendment No. 1 to Form S-3 Registration Statement on May 31, 1995 (Registration No. 33-91740).

                  4.09 Rational 1983 Incentive Stock Option Plan, as amended, dated March 24, 1992, is incorporated herein by reference to Exhibit 4.7 filed with the Company's Form S-8 Registration Statement on April 6, 1994 (Registration No. 33-77382).

                  4.10 Form of Stock Option Agreements for the Rational 1983 Incentive Stock Option Plan is incorporated herein by reference to Exhibit 4.8 filed with the Company's Form S-8 Registration Statement on April 6, 1994 (Registration No. 33-77382).

                  4.11 1983 Incentive Stock Option Plan, as amended, is incorporated herein by reference to Exhibit 4.3 filed with Verdix's Form 10-K Annual Report for the fiscal year ended March 31, 1989 (File No. 0-12167).

                  4.12 Form of Incentive Stock Option Agreement for the 1983 Incentive Stock Option Plan, as amended, is incorporated herein by reference to Exhibit 4.4 filed with Verdix's Form 10-K Annual Report for the fiscal year ended March 31, 1989 (File No. 0-12167).

                  4.13 1986 Stock Option Plan, as amended, is incorporated herein by reference to Exhibit 4.6 filed with Verdix's Registration Statement on Form S-8 (Registration No. 33-20029).

                  4.14 Form of Stock Option Agreement for the 1986 Stock Option Plan, as amended November 15, 1991, is incorporated herein by reference to Exhibit 4.13 filed with Verdix's Post Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-12469).

                  4.15 Rational Software Corporation Stock Option Plan for Directors is incorporated herein by reference to
                         Exhibit 4.6 filed with the Company's Form S-8 Registration Statement on September 18, 1995 (Registration No. 33-97042).

                  4.16 Rational 1993 Incentive Stock Option Plan is incorporated herein by reference to Exhibit 4.9 filed with the Company's Form S-8 Registration Statement on April 6, 1994 (Registration No. 33-77382).

                  4.17 Form of Stock Option Agreements for the Rational 1993 Stock Option Plan is incorporated herein by reference to Exhibit 4.10 filed with the Company's Form S-8 Registration Statement on April 6, 1994 (Registration No. 33-77382).

                  4.18 Rational Software Corporation 1994 Stock Option Plan is incorporated herein by reference to Exhibit 4.6 filed with the Company's Form S-8 Registration Statement on September 18, 1995 (Registration No. 33-97044).

                  4.19 Rational Software Corporation 1994 Employee Stock Purchase Plan is incorporated herein by reference to
                         Exhibit 4.8 filed with the Company's Form S-8 Registration Statement on October 31, 1994 (Registration No. 33-85906) and amended September 18, 1995.

                  4.20 Rational Software Corporation 1994 Employee Stock Purchase Plan Subscription Agreement is incorporated herein by reference to Exhibit 4.8 filed with the Company's Form S-8 Registration Statement on October 31, 1994 (Registration No. 33-85906) and amended September 18, 1995.

                EXHIBIT                     EXHIBIT TITLE
                 NUMBER                     -------------
                -------

                  4.21 Agreement among the Company, Rational, and International Business Machines Corporation ("IBM"), dated December 15, 1993, executed in connection with the Reorganization Agreement (Exhibit 2.01 above) is incorporated by reference to Exhibit 4.17 filed with the Company's Registration Statement on Form S-4, dated February 25, 1994 (Registration No. 33-75724).

                  4.22 Preferred Stock Purchase Agreement between Rational and IBM, dated as of November 29, 1989, is incorporated by reference to Exhibit 4.18 filed with the Company's Registration Statement on Form S-4, dated February 25, 1994 (Registration No. 33-75724).

                  4.23 Agreement among the Company, Rational, Martin Marietta Investments, Inc., and Martin Marietta Technologies, Inc., dated December 15, 1993, executed in connection with the Reorganization Agreement (Exhibit 2.01 above) is incorporated herein by reference to Exhibit 10.33 filed with the Company's Registration Statement on Form S-4, dated February 25, 1994 (Registration No. 33-75724).

                  4.24 Stock Purchase Agreement between the Company and Martin Marietta Corporation, dated March 8, 1985, is incorporated herein by reference to Exhibit 4.1 filed with the Company's Form 8-K Current Report dated March 8, 1985 (File No. 0-12167).

                  4.25 Letter Agreement among the Company, Martin Marietta Corporation, and Martin Marietta Investments, Inc., dated June 2, 1987, is incorporated herein by reference to Exhibit 4.1 filed with the June 1987 8-K.

                  5.01 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., regarding the legality of securities being registered.

                  23.01 Consent of Ernst & Young LLP is contained in Part II of this Registration Statement.

                  23.02  Consent of Wilson Sonsini Goodrich & Rosati, P.C. (see
                         Exhibit 5.01 above).

                  24.01  Power of Attorney (see p. II-5).

ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration

Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 29th day of July, 1996.

                                  RATIONAL SOFTWARE CORPORATION

                                  By:  /s/ Robert T. Bond
                                       ------------------------
                                       Robert T. Bond
                                       Senior Vice President,
                                       Chief Operating Officer,
                                       Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul D. Levy and Robert T. Bond, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:     July 29,1996                  /s/ Michael T. Devlin
          ------------                 ----------------------
                                       Michael T. Devlin,
                                       Chairman of the Board

Date:     July 29, 1996                 /s/ Paul D. Levy
       -------------------             -----------------
                                       Paul D. Levy, President and
                                       Chief Executive Officer,
                                       Director

Date:     July 29, 1996                 /s/ Robert T. Bond
       -------------------             -------------------
                                       Robert T. Bond, Senior Vice President
                                       Chief Operating Officer and
                                       Chief Financial Officer

Date:     July 29, 1996                 /s/ James S. Campbell
       -------------------             ----------------------
                                       James S. Campbell, Director

Date:     July 29, 1996                 /s/ Daniel H. Case
       -------------------             -------------------
                                       Daniel H. Case III, Director

Date:     July 29, 1996                 /s/ Leslie G. Denend
       -------------------             ---------------------
                                       Leslie G. Denend, Director

Date:     July 29, 1996                 /s/ John E. Montague
       -------------------             ---------------------
                                       John E. Montague, Director

Date:     July 29, 1996                 /s/ Allison R. Schleicher
       -------------------             --------------------------
                                       Allison R. Schleicher, Director

Date:     July 29, 1996                 /s/ Timothy A. Brennan
       -------------------             -----------------------
                                       Timothy A. Brennan, Vice President,
                                       Finance and Administration
                                       (Principal Accounting Officer)

                                  EXHIBIT INDEX

 Exhibit                          Exhibit Title                            Page
  Number                          -------------                            ----
 -------

   5.01 --     Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
  23.01 --     Consent of Ernst & Young LLP
  23.02 --     Consent of Wilson Sonsini Goodrich & Rosati, P.C.
               (see Exhibit 5.01)
  25.01 --     Power of Attorney (see p. II-5)

                                      II-7